Exhibit 99.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in this Registration Statement on Form 20-F of Petroteq Energy, Inc. (the “Registration Statement”) and to the use of information from our report dated May 31, 2018 of Petroteq Energy, Inc.’s estimated contingent resources of bitumen and forecasts of economics as of the date of the report. We also consent to the filing of this consent as an exhibit to the Registration Statement for the use of the information cited above in the Registration Statement.

CHAPMAN PETROLEUM ENGINEERING LTD.

By:	/s/ C.W. Chapman, P. Eng.
C.W. Chapman, P. Eng.
President